CARCO/DCMOT Auto Loan Master Trust: Reconciliation of Cash Flows
Collection Period: Apr 1, 2004 through Apr 30, 2004
Accrual Period: Apr 15, 2004 through May 16, 2004
Distribution Date: May 17, 2004

	Trust		Series	Series	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		1999-2	2001-A	2002-A	2002-B	2003-A	2004-A	Other
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	46,317,158.86	*	3,947,731.62	6,579,552.69	13,014,499.84	6,507,249.92	9,760,874.88	6,507,249.92	0.00
Principal Collections from Seller	600,000,000.00	*	600,000,000.00	0.00	0.00	0.00	0.00	0.00
Investment Income on Accounts	17,619.02		4,404.57	7,352.96	2,131.45	1,065.73	1,598.59	1,065.73
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balances in Reserve Fund Accounts	5,600,000.00		2,100,000.00	3,500,000.00	0.00	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balance in Yield Supplement Accounts	6,400,000.00		2,400,000.00	4,000,000.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total Available	658,334,777.88		608,452,136.19	14,086,905.65	13,016,631.29	6,508,315.64	9,762,473.47	6,508,315.64	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	7,296,000.00		656,000.00	1,035,555.56	2,062,222.22	1,008,888.89	1,533,333.33	1,000,000.00
Principal Due to Note/Certificateholders	600,000,000.00		600,000,000.00	0.00	0.00	0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	3,500,000.00		0.00	3,500,000.00	0.00	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	4,000,000.00		0.00	4,000,000.00	0.00	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	4,500,000.00	*	4,500,000.00	0.00	0.00	0.00	0.00	0.00
Service Fees to Seller	6,369,963.37	*	500,000.00	833,333.33	1,831,501.83	915,750.92	1,373,626.37	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Excess Collections to Seller	32,668,814.51	*	2,796,136.19	4,718,016.76	9,122,907.24	4,583,675.84	6,855,513.76	4,592,564.73	0.00
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Total Disbursements	658,334,777.88		608,452,136.19	14,086,905.65	13,016,631.29	6,508,315.64	9,762,473.47	6,508,315.64	0.00

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

INSTRUCTIONS TO BANK OF NEW YORK
1. Receive funds from:
Chrysler	$0.00
Investment Income	17,619.02
Collection Account	604,000,000.00	*
Reserve & Yield Accounts	4,500,000.00
Balance in Excess Funding Account	0.00
	$608,517,619.02
2. Distribute funds to:
Series Note/Certificate Holders	$607,296,000.00
Chrysler	1,221,619.02
Trust Deposit Accounts	0.00
	$608,517,619.02
3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.

	TO:	John Bobko/Robert Gruenfel
* Funds Transfer to/(from) Bank of New York :		The Bank of New York
(1,221,619.02)		(212) 815-4389/8325